Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE
Casey’s General Stores, Inc. One Convenience Blvd. Ankeny, IA 50021	Nasdaq Symbol CASY CONTACT Bill Walljasper (515) 965-6505

Casey’s Reports Fiscal Q1 2011 Results

•	EPS of $0.81 Per Share, Excluding Fees Related to Unsolicited Couche-Tard Offer

•	Quarterly Dividend Increases 35% Following Successful Recapitalization

•	Signs Commitments to Acquire 52 Stores – Company Ahead of Schedule in Achieving Fiscal 2011 Goal of 4-6% Increase of Total Stores

Ankeny, Iowa, September 7, 2010—Casey’s General Stores, Inc. (“Casey’s” or the “Company”) (Nasdaq: CASY) today reported basic earnings per share of $0.73 for the first quarter of fiscal 2011 ended July 31, 2010. The results include approximately $6.2 million in legal and advisory fees pertaining to the evaluation of the unsolicited offer and related actions by Alimentation Couche-Tard Inc. (“Couche-Tard”).  Without those fees, basic earnings per share would have been approximately $0.81 for the quarter, in line with analysts’ consensus estimates. For the same quarter a year-ago, basic earnings per share were $0.87, a record quarter for the Company which included a one-time tax benefit of $2.2 million.  Casey’s also announced that it has signed commitments to acquire an additional 52 stores that it anticipates purchasing by the end of the calendar year.

“The solid first quarter results demonstrate that Casey’s continues to execute well on our strategic plan,” said President and CEO Robert J. Myers. “In addition to rolling out our in-store redesign program, we are expanding Casey’s footprint in the Midwest through acquisitions and construction of new stores.  Our substantial progress to date, coupled with our robust acquisition pipeline, has us ahead of schedule in achieving our fiscal 2011 goal of increasing the total number of Casey’s stores by 4-6%.  With Casey’s strong post-recapitalization balance sheet, we expect to continue executing our growth initiatives and driving shareholder returns, including increasing our dividend.”

As announced by Casey’s in a separate press release also issued today, the Company’s Board of Directors unanimously recommends against Couche-Tard’s revised tender offer to acquire Casey’s for $38.50 per common share as it substantially undervalues Casey’s and is not in the best interests of Casey’s,  its shareholders and other constituencies.  The Company filed today an amended Schedule 14D-9 with the Securities and Exchange Commission detailing its rationale for the recommendation against the Couche-Tard offer.  The Company also announced today that it has received a preliminary proposal from a strategic third party regarding a consensual transaction at $40 per share in cash.  The Board reviewed the proposal and unanimously determined that it substantially undervalues Casey’s.  While the Board firmly believes that Casey's value substantially exceeds $40 per share, it has authorized discussions with the third party to explore whether a transaction can be reached that reflects Casey’s true value and is in the best interests of Casey’s, its shareholders and other constituencies.  The Company noted that there can be no assurances that a transaction will be reached and that it is under no legal obligation to provide an update on the discussions with the third party.

Dividend—At a September meeting, the Board of Directors declared a quarterly dividend of $0.135 per share; a 35% increase.  Myers added, “We are pleased to continue our commitment to returning cash to shareholders through our increased dividend.  This quarter the Board is allocating the same aggregate dollars as last quarter even though the total share count is approximately 37.8 million, 26% lower than it was prior to the recapitalization.  Thus, our ongoing shareholders are receiving the considerable benefits of one of the highest dividend payout ratios in the convenience store industry and the significant EPS accretion that has resulted from the successful recapitalization.”  The dividend is payable November 15, 2010 to shareholders of record on November 1, 2010.

Gasoline—The quarter’s same-store gallons sold were up 1.5% with an average margin of 16.4 cents per gallon. “Our gasoline margin continues to benefit from a responsive pricing environment, which we expect to continue,” said Myers.  “Despite strong comparisons from a year ago, gasoline volumes and margins remain strong year-over-year.  We’re pleased to be ahead of our fiscal 2011 goals of increasing same-store gasoline gallons sold by 1% with an average margin of 13.5 cents per gallon.  Given our gas sales volumes, Casey’s is well positioned to benefit from the favorable trends in gasoline pricing.” Total gallons sold were up 6.8% to 358.6 million from 335.8 million, and gross profit was $58.9 million compared with $52.7 million, in the same period a year ago.

Grocery & Other Merchandise—For the quarter, same-store sales rose 2.0% with an average margin of 32.8%.  The margin was under pressure in the quarter due to a more competitive cigarette pricing environment, increased promotional activity in beverages and a higher LIFO charge.  “Sales in this category continue to be impacted by consumers trading down to less expensive items, and were also impacted this quarter by adverse weather in parts of our marketing territory,” stated Myers.  “However, we are pleased with the upward sales movement we achieved each month as the quarter progressed.”  The Company’s goal for fiscal 2011 is to increase same-store sales 6.0% with an average margin of 33.9%.  Total sales were up 6.7% to $317.2 million.  Gross profit increased 2% to $104 million, which includes a LIFO charge that was approximately $1.6 million higher than in the year-ago quarter.

Prepared Food & Fountain—Same-store sales increased 2.4% during the quarter, with an average margin of 63.8%.  Same-store sales were affected by the broader economic conditions as customers continue to be price conscious. “We are pleased that the margin in prepared food and fountain finished above our annual goal, despite rising commodity prices throughout the quarter,” stated Myers.  “While we experienced a pull-back by consumers in some of the higher priced items within the category, we have recently launched numerous strategic value-oriented promotions to continue to drive sales,” said Myers.  The Company’s annual goal is to increase same-store sales 8.0% with an average margin of 63.1%.  Total sales for the category increased 7.6% to $102.4 million, with gross profit up 7.5% to $65.3 million.

Operating Expenses—For the quarter, operating expenses increased 15.1% to $152.4 million. Excluding fees associated with the unsolicited offer by Couche-Tard, expenses increased 10.4%.  “The increase was largely driven by an over-19% rise in credit card fees and the expenses associated with operating more stores this quarter compared to the same period a year ago,” said Myers.

Expansion—During the first quarter, the Company began construction on 13 new stores and 9 replacement stores, and acquired one store and completed one new-store construction.  “We are very encouraged by the acquisition environment and the fact that we have signed commitments for an additional 52 stores.  This puts us ahead of schedule in achieving our fiscal 2011 goal of increasing the total number of Casey’s stores by 4-6%  and we expect to announce additional acquisitions in the near future.  We remain very optimistic about our future growth potential,” said Myers.

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Casey’s General Stores, Inc. Condensed Consolidated Statements of Earnings (Dollars in thousands, except share and per share amounts) (Unaudited)

	Three months ended July 31,
	2010	2009
Total revenue	$1,362,027	$1,187,940
Cost of goods sold (exclusive of depreciation and amortization, shown separately below)	1,128,056	967,815
Gross profit	233,971	220,125
Operating expenses	152,386	132,358
Depreciation and amortization	19,563	17,951
Interest, net	2,527	2,704
Earnings before income taxes	59,495	67,112
Federal and state income taxes	22,209	22,919
Net earnings	$37,286	$44,193

Earnings per common share

Basic	$.73	$.87

Diluted	$.73	$.87

Basic weighted average shares outstanding	50,946,829	50,863,579
Plus effect of stock options	282,287	132,723
Diluted weighted average shares outstanding	51,229,116	50,996,302

Casey’s General Stores, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)
	July 31,	April 30,
	2010	2010
Assets
Current assets
Cash and cash equivalents	$198,099	$151,676
Receivables	13,033	12,111
Inventories	123,274	124,951
Prepaid expenses	2,433	1,307
Deferred income taxes	10,197	9,417
Income taxes receivable	--------	10,801
Total current assets	347,036	310,263
Other assets, net of amortization	11,271	10,054
Goodwill	57,627	57,547
Property and equipment, net of
accumulated depreciation of $726,096 at
July 31, 2010, and of $706,994 at April 30, 2010	1,030,517	1,010,911
Total assets	$1,446,451	$1,388,775

Liabilities and Shareholders’ Equity
Current liabilities
Current maturities of long-term debt	$55,519	$24,577
Accounts payable	164,065	145,334
Accrued expenses	77,717	70,975
Income taxes payable	11,460	--------
Total current liabilities	308,761	240,886
Long-term debt, net of current maturities	109,853	154,754
Deferred income taxes	140,953	141,229
Deferred compensation	12,957	12,788
Other long-term liabilities	15,467	14,799
Total liabilities	587,991	564,456

Total shareholders’ equity	858,460	824,319

Total liabilities and shareholders’ equity	$1,446,451	$1,388,775

Sales and Gross Profit by Product (Amounts in thousands)

Three months ended 7/31/10	Gasoline	Grocery & Other Merchandise	Prepared Food & Fountain	Other	Total

Sales	$936,654	$317,206	$102,382	$5,785	$1,362,027
Gross profit	$58,906	$104,025	$65,270	$5,770	$233,971
Margin	6.3%	32.8%	63.8%	99.7%	17.2%
Gasoline gallons	358,590

Three months ended 7/31/09

Sales	$790,629	$297,395	$95,177	$4,739	$1,187,940
Gross profit	$52,726	$101,980	$60,697	$4,722	$220,125
Margin	6.7%	34.3%	63.8%	99.6%	18.5%
Gasoline gallons	335,802

Gasoline Gallons Same-store Sales Growth						Gasoline Margin (Cents per gallon, excluding credit card fees)
					Fiscal						Fiscal
	Q1	Q2	Q3	Q4	Year		Q1	Q2	Q3	Q4	Year
F2011	1.5%					F2011	16.4¢
F2010	3.2	-0.7%	-2.9%	0.2%	- 0.1%	F2010	15.7	14.3¢	12.4¢	13.1¢	13.9¢
F2009	0.5	0.2	2.1	1.2	1.0	F2009	15.6	13.7	9.9	12.1	12.9

Grocery & Other Merchandise Same-store Sales Growth						Grocery & Other Merchandise Margin
					Fiscal						Fiscal
	Q1	Q2	Q3	Q4	Year		Q1	Q2	Q3	Q4	Year
F2011	2.0%					F2011	32.8%
F2010	6.4	1.9%	1.7%	3.1%	3.3%	F2010	34.3	34.1%	32.7%	33.1%	33.6%
F2009	4.7	4.9	6.5	8.0	5.9	F2009	34.0	33.9	32.9	33.7	33.7

Prepared Food & Fountain Same-store Sales Growth						Prepared Food & Fountain Margin
					Fiscal						Fiscal
	Q1	Q2	Q3	Q4	Year		Q1	Q2	Q3	Q4	Year
F2011	2.4%					F2011	63.8%
F2010	6.6	3.4%	1.4%	5.3%	4.2%	F2010	63.8	64.6%	62.8%	64.1%	63.8%
F2009	12.3	9.3	8.1	7.2	9.1	F2009	60.5	60.6	61.8	62.7	61.4

Important Information
In response to the tender offer commenced by Alimentation Couche-Tard Inc. (“Couche-Tard”) referred to in this communication, Casey’s General Stores, Inc. (“Casey’s”) has filed a solicitation/recommendation statement with the Securities and Exchange Commission (the “SEC”).  Investors and security holders are urged to read the solicitation/recommendation statement with respect to the tender offer and, when they become available, any other relevant documents filed with the SEC, because they contain important information.  Investors and security holders may obtain a free copy of the solicitation/recommendation statement with respect to the tender offer and other documents (when available) that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the solicitation/recommendation statement with respect to the tender offer and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Casey’s has filed with the SEC and mailed to its shareholders a definitive proxy statement and white proxy card in connection with its 2010 Annual Meeting of Shareholders. Investors and security holders are urged to read the definitive proxy statement and, when they become available, any other relevant documents filed with the SEC, because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and, when available, other documents that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the definitive proxy statement and, when available, other documents filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Certain Information Concerning Participants
Casey’s, its directors and executive officers may be deemed to be participants in the solicitation of Casey’s security holders in connection with its 2010 Annual Meeting of Shareholders. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Casey’s Annual Report on Form 10-K for the year ended April 30, 2010, which was filed with the SEC on June 29, 2010, and its definitive proxy statement for the 2010 Annual Meeting of Shareholders, which was filed with the SEC on August 12, 2010. To the extent holdings of Casey’s securities have changed since the amounts printed in the definitive proxy statement for the 2010 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com.

Forward-Looking Statements
This communication contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements represent our expectations or beliefs concerning future events that may not prove to be accurate.  The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions are used to identify forward-looking statements.  We caution you that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risk that our cash balances and cash generated from operations and financing activities will not be sufficient for our future liquidity and capital resource needs, competition in the industry in which we operate, changes in the price or supply of gasoline, tax increases or other changes in the price of or demand for tobacco products, potential liabilities and expenditures related to compliance with environmental and other laws and regulations, the seasonality of demand patterns, weather conditions, future actions by Couche-Tard in connection with its unsolicited tender offer to acquire Casey’s, the risk that disruptions or uncertainty from Couche-Tard’s unsolicited tender offer will divert management’s time and harm Casey’s relationships with our customers, employees and suppliers; the increased indebtedness that the Company has incurred to purchase shares of our common stock in our self tender offer; the price at which we purchased shares of our common stock in our self tender offer and the number of shares purchased in such offer; the price and time at which we may make any additional repurchases of our common stock following completion of our self tender offer as well as the number of shares acquired in such repurchases and the terms, timing, cost and interest rate on any indebtedness incurred to fund such repurchases; and the other risks and uncertainties included from time to time in our filings with the SEC.  Further, there can be no assurance that a transaction with the strategic third party referred to in this communication will be reached on terms that the Casey’s Board of Directors (the “Board”) will determine are in the best interests of Casey’s, its shareholders and its other constituencies.  Moreover, even if the Board were to approve a transaction with such third party, there can be no assurance that the approved transaction will be consummated.  We further caution you that other factors we have not identified may in the future prove to be important in affecting our business and results of operations.  We ask you not to place undue reliance on any forward-looking statements because they speak only of our views as of the statement dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Corporate information is available at this Web site: http://www.caseys.com. Earnings will be reported during a conference call on September 7, 2010. The call will be broadcast live over the Internet at 9:30 a.m. CDT via the
Investor Relations section of our Web site and will be available in an archived format.